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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  ----------

                                   FORM 8-K


                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported)     JUNE 17, 1997


                          CS WIRELESS SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)




        DELAWARE                        33-20295               23-2751747
(State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
    of incorporation)                                       Identification No.)


         200 CHISHOLM PLACE
             SUITE 202
            PLANO, TEXAS                                           75075
(Address of principal executive offices)                         (Zip Code)


     Registrant's telephone number, including area code:  (972) 633-4000

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ITEM 5.  OTHER EVENTS

    Effective June 17, 1997, CS Wireless Systems, Inc. (the "Company" or the "Registrant") reached final settlement of all matters related to the previously announced termination of employment of Lowell Hussey, the Company's former President and Chief Executive Officer, including settlement of litigation commenced by Mr. Hussey in the United States District Court for the District of Oregon. The settlement terms are set forth in a Settlement Agreement and General Release (the "Agreement") which resolved all claims by Mr. Hussey, including severance claims under his employment agreement. Pursuant to the Agreement, Mr. Hussey received (i) payments totaling
$500,000, which amount includes $300,000 paid at the time of termination,
(ii) reimbursement of certain expenses, (iii) permission to retain certain office furniture and (iv) acknowledgment by the Company of the vesting of Mr. Hussey's options to purchase 161,291 shares of the Company's common stock at an option price of $6.50 per share. The options represent one half of the options originally granted to Mr. Hussey in February, 1996, which vested in 36 equal monthly installments, and are exercisable at any time for a term of five (5) years from the date of the Agreement.

ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

    Exhibit No.    Description
    -----------    -----------

    10.18          Settlement Agreement and General Release

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                                  SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:      June 6th     , 1997              CS WIRELESS SYSTEMS, INC.
       ------------------

                                             By:  /s/Jeffrey A. Kupp
                                                  ----------------------------
                                                  Jeffrey A. Kupp
                                                  Senior Vice President-Finance
                                                  and Chief Financial Officer
                                                  (Principal Financial Officer)

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                                EXHIBIT INDEX



Exhibit No.   Description
-----------   -----------

10.18         Settlement Agreement and General Release